UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2006

DAG Media, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	13-3474831
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

125-10 Queens Boulevard, Kew Gardens, NY	11415
(Address of Principal Executive Offices)	(Zip Code)

(718) 520-1000
(Registrant’s telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
|_|	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Yael Shimor-Golan, Chief Financial Officer, Treasurer and Secretary of DAG Media, Inc. (the “Company”) notified the Company that she is resigning from the Company due to her relocation to Europe. The Board of Directors (the “Board”) of the Company accepted Mrs. Shimor-Golan’s notice of resignation from her position effective March 1, 2006. Mrs. Shimor-Golan had served as the Company’s Chief Financial Officer, Treasurer and Secretary since August 2001.

The Board appointed Inbar Evron-Yogev to replace Mrs. Shimor-Golan to serve as the Company’s new Chief Financial Officer, Treasurer and Secretary. Mrs. Evron-Yogev is an Israeli licensed CPA and her employment with the Company shall commence on March 1, 2006.

Mrs. Evron-Yogev’s has professional experience in financial accounting. From 2003 until accepting her position with the Company, Mrs. Evron-Yogev worked at PriceWaterhouseCoopers (“PWC”) in New York City, as a senior associate on an audit team. As part of her position at PWC, Mrs. Evron-Yogev was responsible for the accounting of various companies from different industries, was involved in the preparation of financial statements in accordance with U.S. GAAP and US GAAS, prepared, evaluated and audited 404 Sarbanes-Oxley assessments of public companies internal control environments, oversaw and directed the financial aspects of various project teams and analyzed financial data. From 2000 to 2003 Mrs. Evron Yogev worked at the Luboshitz Kasierer office of Arthur Andersen, in Tel-Aviv, Israel as a senior associate in an audit team. At Arthur Andersen she was responsible for the accounting and taxation of various private and public companies from different industries and gained experience with both Israeli and American accounting principles (Israel and U.S. GAAP), advised clients on various accounting issues and performed local tax planning and reporting.

Mrs. Evron-Yogev shall receive an annual base salary of $75,000 which shall be payable in equal installments pursuant to the Company’s customary payroll procedures, subject to withholding for applicable federal, state and local taxes.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAG MEDIA, INC.

Dated: February 24, 2006	By:/s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer